SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by
        Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12



                             Rurban Financial Corp.
  ____________________________________________________________________________
                (Name of Registrant as Specified In Its Charter)

  ____________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X]  No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      (1)  Title of each class of securities to which transaction applies:
           _____________________________________________________________________
      (2)  Aggregate number of securities to which transaction applies:
           _____________________________________________________________________
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
           _____________________________________________________________________
      (4)  Proposed maximum aggregate value of transaction:_____________________
      (5)  Total fee paid:______________________________________________________

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)  Amount Previously Paid:______________________________________________
      (2)  Form, Schedule or Registration Statement No.:________________________
      (3)  Filing Party:________________________________________________________
      (4)  Date Filed:__________________________________________________________

                             RURBAN FINANCIAL CORP.
                               401 Clinton Street
                              Defiance, Ohio 43512
                                 (419) 783-8950
                         _____________________________

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         _____________________________


                                                                  Defiance, Ohio
                                                                   April 2, 1997

To the Shareholders of
Rurban Financial Corp.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders (the "Annual Meeting") of Rurban Financial Corp. (the "Company") will be held at the offices of The State Bank and Trust Company, 401 Clinton Street, Defiance, Ohio, on Monday, April 28, 1997, at 7:00 p.m., local time, for the following purposes:

     1. To elect three (3) directors to serve for terms of three (3) years each.

     2.   To  consider  and vote  upon a  proposal  to adopt  amendments  to the
          Company's  Amended  Articles  and  Amended   Regulations  which  would
          eliminate cumulative voting in the election of directors.

     3. To consider and vote upon a proposal to approve the adoption of the Rurban Financial Corp. Stock Option Plan.

     4. To transact such other business as may properly come before the Annual Meeting and any adjournment(s) thereof.

     Shareholders of record at the close of business on March 23, 1997, will be entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment(s) thereof.

     You are cordially invited to attend the Annual Meeting. The vote of each shareholder is important, whatever the number of common shares held. Whether or not you plan to attend the Annual Meeting, please sign, date and return your proxy promptly in the enclosed envelope. If you attend the Annual Meeting, you may revoke your proxy and vote in person. ATTENDANCE AT THE ANNUAL MEETING WILL NOT, IN AND OF ITSELF, CONSTITUTE REVOCATION OF A PROXY.

                                  By Order of the Board of Directors,



                                  Thomas C. Williams, President and
                                  Chief Executive Officer

                             RURBAN FINANCIAL CORP.
                               401 Clinton Street
                              Defiance, Ohio 43512
                                 (419) 783-8950

                                 PROXY STATEMENT

      This Proxy Statement and the accompanying proxy are being mailed to shareholders of Rurban Financial Corp., an Ohio corporation (the "Company"), on or about April 2, 1997, in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") called to be held on Monday, April 28, 1997, or at any adjournment(s) thereof. The Annual Meeting will be held at 7:00 p.m., local time, at the offices of The State Bank and Trust Company, 401 Clinton Street, Defiance, Ohio.

      The Company has six wholly-owned subsidiaries. They include: The State Bank and Trust Company, Defiance, Ohio ("State Bank"); The Peoples Banking
Company, Findlay, Ohio ("Peoples Bank"); The First National Bank of Ottawa, Ottawa, Ohio ("Ottawa"); The Citizens Savings Bank Company, Pemberville, Ohio ("Citizens"); Rurbanc Data Services, Inc., Defiance, Ohio ("Rurbanc"); and Rurban Life Insurance Company, Defiance, Ohio ("Rurban Life"). In addition, State Bank has received preliminary approval from the Office of the Comptroller of the Currency to organize Reliance Financial Services, N.A., a nationally-chartered trust and financial services company, which will be a wholly-owned subsidiary of State Bank.

      A proxy for use at the Annual Meeting accompanies this Proxy Statement and is solicited by the Board of Directors of the Company. A shareholder of the Company may use his proxy if he is unable to attend the Annual Meeting in person or wishes to have his common shares voted by proxy even if he does attend the Annual Meeting. Without affecting any vote previously taken, any shareholder executing a proxy may revoke it at any time before it is voted by filing with the Secretary of the Company, at the address of the Company set forth on the cover page of this Proxy Statement, written notice of such revocation; by executing a later-dated proxy which is received by the Company prior to the Annual Meeting; or by attending the Annual Meeting and giving notice of such revocation in person. Attendance at the Annual Meeting will not, in and of itself, constitute revocation of a proxy.

      Only shareholders of the Company of record at the close of business on March 23, 1997 (the "Record Date") are entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment(s) thereof. At the close of business on the Record Date, 2,287,851 common shares were outstanding and entitled to vote. Each common share of the Company entitles the holder thereof to one vote on each matter to be submitted to shareholders at the Annual Meeting. A quorum for the Annual Meeting is a majority of the outstanding common shares.

      Common shares represented by signed proxies that are returned to the Company will be counted toward the quorum in all matters even though they are marked "Abstain," "Against" or "Withhold Authority" on one or more or all matters or they are not marked at all. Broker/dealers who hold their customers' common shares in street name may, under the applicable rules of the self-regulatory organizations of which the broker/dealers are members, sign and submit proxies for such common shares and may vote such common shares on routine matters, which, under such rules, typically include the election of directors, but broker/dealers may not vote such common shares on other matters, which typically include amendments to the articles of incorporation of a corporation and the approval of certain stock compensation plans, without specific instructions from the customer who owns such common shares. Proxies signed and submitted by broker/dealers which have not been voted on certain matters as described in the previous sentence are referred to as broker non-votes. Such proxies count toward the establishment of a quorum. The effect of an abstention or broker non-vote on the proposal to amend the Corporation's Amended Articles (the "Amended Articles") and Amended Regulations (the "Amended Regulations") to eliminate cumulative voting for directors and to approve the adoption of the Rurban Financial Corp. Stock Option Plan (the "Stock Option Plan") is the same as a "no" vote.

      If written notice is given by any shareholder to the President, a Vice President or the Secretary of the Company, not less than 48 hours before the Annual Meeting, that the shareholder desires that the voting for the election of directors be cumulative, and if an announcement of the giving of such notice is made upon the convening of the Annual Meeting by the Chairman or Secretary or by or on behalf of the shareholder giving such notice, each shareholder will have the right to cumulate such voting power as he possesses in voting for directors. If cumulative voting is invoked, each shareholder will have votes equal to the number of directors to be elected, multiplied by the number of common shares owned by him, and will be entitled to distribute his votes among the candidates as he sees fit. Should any shareholder exercise his right to cause the vote on the election of directors to be cumulative, the enclosed proxy would grant discretionary authority to the proxies named therein to cumulate votes and to distribute such votes to one or more candidates as they see fit.

      The Company will bear the costs of preparing and mailing this Proxy Statement, the accompanying proxy and any other related materials and all other costs incurred in connection with the solicitation of proxies on behalf of the Board of Directors. Proxies will be solicited by mail and may be further solicited, for no additional compensation, by officers, directors or employees of the Company and its subsidiaries by further mailing, by telephone or by personal contact. The Company will also pay the standard charges and expenses of brokerage houses, voting trustees, banks, associations and other custodians, nominees and fiduciaries, who are record holders of common shares not beneficially owned by them, for forwarding such materials to and obtaining proxies from the beneficial owners of such common shares.

      The Annual Report to the Shareholders of the Company for the fiscal year ended December 31, 1996 (the "1996 fiscal year") is enclosed herewith.


                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth, as of the Record Date, certain information concerning the beneficial ownership of common shares by the only person known by the Company to beneficially own more than 5% of the outstanding common shares:

       Name and Address of        Amount and Nature of          Percent of
          Beneficial Owner      Beneficial Ownership (1)        Class (2)
       -------------------      ------------------------        ----------

       Thomas E. Sheidler
       P.O. Box 325
       Ottawa, Ohio  45875             184,649(3)                 8.07%

(1) Unless otherwise noted, the beneficial owner has sole voting and investment power with respect to all of the common shares reflected in the table. All fractional common shares have been rounded to the nearest whole common share.

(2) The percent of class is based upon 2,287,851 common shares outstanding on the Record Date.

(3) Includes 9,928 common shares held by the wife of Mr. Sheidler and an aggregate of 54,343 common shares held by a custodian for Mr. Sheidler's two daughters. Mr. Sheidler has no voting or investment power with respect to any of these common shares.

      The following table sets forth, as of the Record Date, certain information concerning the beneficial ownership of common shares by each director of the Company, by each person nominated for election as a director of the Company, by each of the executive officers named in the Summary Compensation Table and by all current executive officers and directors of the Company as a group:

           Name of                 Amount and Nature of            Percent of
      Beneficial Owner           Beneficial Ownership (1)          Class (2)
     ------------------         --------------------------        ------------

   Richard C. Burrows                 23,044(3)                     1.0%
   John R. Compo                      15,739                         (4)
   John Fahl                              26                         (4)
   Robert A. Fawcett, Jr.              1,226                         (4)
   Richard Z. Graham                   2,665(5)                      (4)
   Eric C. Hench                       1,524(6)                      (4)
   David E. Manz                      10,907(7)                      (4)
   John H. Moore                       8,408(8)                      (4)
   Steven D. VanDemark                   241(9)                      (4)
   J. Michael Walz, D.D.S.             2,414(10)                     (4)
   Thomas C. Williams                    630                         (4)
   All current executive officers
      and directors as a group        74,784(11)                   3.26%
      (12 persons)

_________________

(1)  See Note (1) to preceding table.

(2)  See Note (2) to preceding table.

(3) Includes 17,463 common shares allocated to the account of Mr. Burrows in the ESOP, as to which he exercises voting and investment power and 5,581 held in the Richard C. Burrows Trust with respect to which he has sole voting and investment power. Does not include 3,124 common shares held in a trust for the benefit of the wife of Mr. Burrows as to which she exercises sole voting and investment power.

(4) Reflects ownership of less than 1% of the outstanding common shares of the Company.

(5) Does not include 15,503 common shares held by the wife of Mr. Graham, as to which she exercises sole voting and investment power.

(6) Includes 1,513 common shares held by the Eric C. Hench Agency Trust as to which Mr. Hench has sole voting and investment power.

(7) Includes 10,907 common shares allocated to the account of Mr. Manz in the ESOP, as to which he exercises voting and investment power. Does not include 636 common shares held by the wife of Mr. Manz as to which she exercises sole voting and investment power. On September 16, 1996, Mr. Manz's services as an officer and director with the Company and with each of the subsidiaries of the Company with which he held a position as an officer and/or director were terminated.

(8) Includes 6,959 common shares held jointly by Mr. Moore and his wife, as to which he exercises shared voting and investment power.

(9) Includes 241 common shares held jointly by Mr. VanDemark and his wife, as to which he exercises shared voting and investment power.

(10) Does not include 90 common shares held in an IRA for the benefit of the wife of Dr. Walz, as to which she exercises sole voting and investment power. Includes 241 common shares held jointly by Dr. Walz and his wife, as to which Dr. Walz exercises shared voting and investment power, and 2,173 common shares held in the Krouse Evans Inc. Profit Sharing Plan, as to which Dr. Walz exercises shared voting and investment power with the Trust Department of State Bank.

(11) Includes common shares jointly held by executive officers and directors and other persons. Also includes an aggregate of 36,290 common shares allocated to the respective accounts of executive officers of the Company in the ESOP. Does not include common shares held by wives and children of executive officers and directors.

      To the Company's knowledge, based solely on a review of the copies of the reports furnished to the Company and written representations that no other reports were required during the 1996 fiscal year, all filing requirements applicable to officers, directors and owners of more than 10% of the outstanding common shares of the Company under Section 16(a) of the Securities Exchange Act in 1934, as amended (the "Exchange Act"), were complied with.


                              ELECTION OF DIRECTORS

      In accordance with Article FIFTH of the Amended Articles and Section 2.02 of the Amended Regulations of the Company, three (3) directors are to be elected for terms of three (3) years each and until their respective successors are elected and qualified. John H. Moore, whose term as a director of the Company expires this year, will not stand for reelection. Mr. Moore has provided the Board of Directors a written statement that he will retire from the Board of Directors effective April 25, 1997. Mr. Moore is retiring as a director of the Company because he has reached the age of 70, and the Amended Regulations of the Company provide that no person shall be eligible to be elected or reelected as a director after such person has reached the age of 70. Due to Mr. Moore's upcoming retirement, at the next meeting of the Board of Directors of the Company scheduled for April 16, 1997, the Board of Directors of the Company intends to change the number of directors of the Company from 10 to 9, to take effect immediately upon the effective date of Mr. Moore's retirement.

      It is the intention of the persons named in the accompanying proxy to vote the common shares represented by the proxies received pursuant to this solicitation for the nominees named below who have been designated by the Board of Directors, unless otherwise instructed on the proxy.

      The following table gives certain information concerning each nominee for election as a director of the Company. Unless otherwise indicated, each person has held his principal occupation for more than five years.

                                                             Director of
                             Position(s) Held with the       the Company        Nominee
                            Company and its Subsidiaries     Continuously      for Term
 Nominee            Age      and Principal Occupation(s)        Since         Expiring in
___________________________________________________________________________________________
Richard Z. Graham    67     Vice Chairman and Chief              1984             2000
                            Executive Officer of
                            Brown's Bakery, Inc., Defiance,
                            Ohio, a wholesale bakery; Chief
                            Executive Officer of Grandma
                            Emilie Brown, Inc., Defiance,
                            Ohio, a sales company for garlic
                            breads and rolls, founded in
                            1992.

J. Michael Walz,     53     General Dentist in                   1992             2000
   D.D.S.                   Defiance, Ohio; Director
                            of State Bank.

Thomas C. Williams   47     President and Chief                  1995             2000
                            Executive Officer of the
                            Company since June, 1995;
                            President and Chief
                            Executive Officer of
                            State Bank, June 1995 to
                            August 1996; President of
                            FirstMerit Bank, FSB,
                            Clearwater, Florida, from 1994
                            to June, 1995; Senior Vice
                            President and Managing
                            Officer of the Northern
                            Region of The First National
                            Bank of Ohio, Cleveland,
                            Ohio, from 1990 to 1994;
                            Director of State Bank and
                            Chairman of Rurbanc.


      While it is contemplated that all nominees will stand for election, if one or more of the nominees at the time of the Annual Meeting should be unavailable or unable to serve as a candidate for election as a director of the Company, the proxies reserve full discretion to vote the common shares represented by the proxies for the election of the remaining nominees and any substitute nominee(s) designated by the Board of Directors. The Board of Directors knows of no reason why any of the above-mentioned persons will be unavailable or unable to serve if elected to the Board. Under Ohio law and the Company's Regulations, the three nominees receiving the greatest number of votes will be elected as directors.

      The following table gives certain information concerning the current directors whose terms will continue after the Annual Meeting. Unless otherwise indicated, each person has held his principal occupation for more than five years.

                                                             Director of
                             Position(s) Held with the       the Company        Nominee
                            Company and its Subsidiaries     Continuously      for Term
 Name               Age      and Principal Occupation(s)        Since         Expiring in
___________________________________________________________________________________________
Richard C. Burrows   66     Vice Chairman of the Board           1983             1998
                            of the Company and of
                            State Bank from June, 1995
                            to April 1996; President
                            and Chief Executive
                            Officer of the Company and
                            of State Bank from 1985 to
                            June, 1995;  Director of
                            Rurbanc and of Rurban
                            Life; Director of State Bank.
Eric C. Hench          43   President and Chief                  1997             1998
                            Executive Officer of Sun
                            Management Services, Inc.,
                            holding company of Chief &
                            Rays  Supermarkets,  Inc.,
                            since 1988; Director of
                            Rurbanc Data Services;
                            Director of State Bank.

Steven D. VanDemark    44   General Manager of                   1991             1998
                            Defiance Publishing
                            Company, Defiance, Ohio, a
                            newspaper publisher;
                            Chairman of the Board of
                            the Company since 1992;
                            Chairman of the Board and
                            a Director of State Bank.

John R. Compo          52   Chairman of Board and                1987             1999
                            President of Compo
                            Corporation, Defiance,
                            Ohio, an automotive parts
                            manufacturer; Director of
                            State Bank and of Rurban
                            Life.

John Fahl              60   President, Tire                      1996             1999
                            Operations, since 1994,
                            Vice President from 1978 to
                            1994, and a Director, of
                            Cooper Tire & Rubber Company,
                            Findlay, Ohio, a tire and
                            rubber manufacturing company;
                            Director of Peoples Bank.

                                      -6-

                                                             Director of
                             Position(s) Held with the       the Company        Nominee
                            Company and its Subsidiaries     Continuously      for Term
 Name               Age      and Principal Occupation(s)        Since         Expiring in
___________________________________________________________________________________________
Robert A. Fawcett,   55     Secretary since January 1,           1992             1999
   Jr.                      1996, Treasurer during
                            1995, and President during
                            1994, of Fawcett, Lammon,
                            Recker and Associates, Inc.,
                            Ottawa, Ohio, a general
                            insurance agency; President
                            of Fawcett Insurance Agency,
                            Inc., Ottawa, Ohio, a general
                            insurance agency, from 1979 to
                            1993; Director of Ottawa.


      There are no family relationships among any of the directors, nominees for election as directors and executive officers of the Company.

      The Board of Directors of the Company held a total of 12 meetings during the Company's 1996 fiscal year. Each incumbent director attended 75% or more of the aggregate of the total number of meetings held by the Board of Directors during the period he served as a director and the total number of meetings held by all committees of the Board of Directors on which he served during the period he served.

      The Board of Directors of the Company has an Audit Committee comprised of Richard C. Burrows, John R. Compo, Richard Z. Graham and John H. Moore. The function of the Audit Committee is to review the adequacy of the Company's system of internal controls, to investigate the scope and adequacy of the work of the Company's independent auditors and to recommend to the Board of Directors a firm of accountants to serve as the Company's independent auditors. The Audit Committee met three times during the l996 fiscal year.

      The Board of Directors of the Company also has a Compensation Committee comprised of John R. Compo, Robert A. Fawcett, Jr., Steven D. VanDemark and J. Michael Walz, D.D.S. The function of the Compensation Committee is to review and recommend to the Board of Directors of the Company the salaries, bonuses and other cash compensation to be paid to, and the other benefits to be received by, the employees of the Company, who currently include Steven D. VanDemark, Chairman of the Board of Directors, Thomas C. Williams, President and Chief Executive Officer, Robert W. Constien, Executive Vice President, Richard C.
Warrener, Senior Vice President and Chief Financial Officer and nine other officers (who are not executive officers) of the Company. The Compensation Committee met a total of 3 times during the l996 fiscal year. Although Mr. Williams attended various meetings of the Compensation Committee at the request of the members of that Committee during the 1996 fiscal year, he did not vote on compensation matters brought before the Compensation Committee.

      The Board of Directors does not have a standing nominating committee or a committee performing similar functions.

                        TRANSACTIONS INVOLVING MANAGEMENT

      During the Company's 1996 fiscal year, the Company's bank subsidiaries including State Bank, Peoples Bank, Ottawa and Citizens entered into banking transactions, in the ordinary course of their respective businesses, with certain executive officers and directors of the Company (including certain executive officers of the Company's subsidiaries), members of their immediate families and corporations or organizations with which they are affiliated. It is expected that similar banking transactions will be entered into in the future. Loans to such persons have been made on substantially the same terms, including the interest rate charged and collateral required, as those prevailing at the time for comparable transactions with persons not affiliated with the Company or its subsidiaries. These loans have been, and are presently, subject to no more than a normal risk of uncollectibility and present no other unfavorable features. The amount of loans (aggregating $60,000 or more to any one party) to directors and executive officers of the Company (including certain executive officers of the Company's subsidiaries) and their associates as a group at December 31, 1996, was $1,923,359. As of the date hereof, all of such loans were performing loans.


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      Steven D. VanDemark, who is Chairman of the Board of the Company, is a member of the Compensation Committee of the Company's Board of Directors.

      Thomas C. Williams is the only current executive officer of the Company who received compensation from the Company for services rendered during the 1996 fiscal year as an executive officer of the Company. David E. Manz, who served as Executive Vice President, Chief Financial Officer, Secretary and Treasurer of the Company, and in various other positions as an officer and/or director of the Company and certain of the Company's subsidiaries, also received compensation from the Company during the 1996 fiscal year. On September 16, 1996, Mr. Manz's services as an officer and director with the Company and with each of the subsidiaries of the Company with which he held a position as an officer and/or director were terminated. On March 12, 1997, Mr. Robert W. Constien was elected Executive Vice President of the Company. Mr. Constien, who previously served as the Senior Vice President of the Company, was paid by State Bank for services rendered in his capacity as an executive officer of the Company and as an executive officer of State Bank during fiscal year 1996. Mr. Constien participates in the various compensation plans of the Company addressed below, but was not and is not eligible to participate in any of the compensation plans of State Bank. Mr. Richard C. Warrener, Senior Vice President and Chief Financial Officer of the Company was hired as an executive officer of the Company on December 31, 1996.


                        REPORT ON EXECUTIVE COMPENSATION

      NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE EXCHANGE ACT, THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THIS REPORT AND THE PERFORMANCE GRAPH SET FORTH ON PAGES 15 AND 16 SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

      The Compensation Committee of the Company's Board of Directors is comprised of three outside directors and Steven D. VanDemark, Chairman of the Board of the Company. The Compensation Committee reviews and recommends to the full Board the salaries, bonuses and other cash compensation to be paid to, and the other benefits to be received by, the employees of the Company. During 1996 no compensation decisions by the Compensation Committee were modified or rejected in any material way by the full Board. Although Thomas C. Williams attended various meetings of the Compensation Committee at the request of the members of that Committee during the 1996 fiscal year, he did not vote on compensation matters brought before the Compensation Committee.

      Thomas C. Williams and David E. Manz were the only executive officers of the Company who received compensation from the Company for services rendered as executive officers of the Company during the 1996 fiscal year. Prior to 1996, Mr. Williams and Mr. Manz received their salaries with respect to services rendered as officers of the Company and of State Bank from State Bank. Beginning with the 1996 fiscal year, all of Mr. Williams' and Mr. Manz's compensation was paid by the Company.

Compensation Policies Toward Executive Officers

      In determining the compensation of the employees of the Company, the Compensation Committee has sought to create a compensation program that links compensation to financial performance, rewards above-average corporate performance and recognizes individual contributions and achievements. There are two components of the annual cash compensation program for the employees of the
Company: (1) a base salary component; and (2) an incentive bonus component payable under the Rurban Financial Corp. Bonus Plan (the "Company Bonus Plan") which directly links the bonus to be paid to the financial performance of the Company.

Salaries

      The Compensation Committee of the Company's Board of Directors determines the base salaries to be paid to the employees of the Company based upon an overall evaluation of a number of factors, including a subjective evaluation of individual performance, contributions to the Company and its subsidiaries, experience and an analysis of how the Company's compensation of its employees compares to compensation of individuals holding comparable positions with bank holding companies of similar asset size (between $300 million and $500 million). This comparative group is not the same group of bank holding companies as the bank holding companies included in the "NASDAQ Bank Stock" index within the Performance Graph since not all of the bank holding companies of comparable asset size to the Company have their shares traded on NASDAQ. None of the above-described factors are assigned a specific weighting when consideration is given to the setting of the salaries of the employees of the Company.

      The salary paid to Mr. Williams for services rendered in his capacities as President and Chief Executive Officer of the Company during the 1996 fiscal year was approved by the Compensation Committee on August 26, 1996, and represented, on an annualized basis, no increase over the salary paid to Mr. Williams with respect to the 1995 fiscal year. However, Mr. Williams' bonus for fiscal year 1996 was increased to $50,000, as discussed below under the section "REPORT ON
EXECUTIVE COMPENSATION--Bonus Plans". Mr. Williams' salary and bonus were determined based upon a subjective evaluation of his individual performance, his contributions to the Company and its subsidiaries, his experience and an analysis of how the Company's compensation of Mr. William's compared to compensation of individuals holding comparable positions with bank holding companies of similar asset size and the Company's results of operations compared to other bank holding companies of similar size. None of the foregoing factors was assigned a specific weighting when consideration was given to the setting of Mr. Williams' salary.

      The salary paid to Mr. Manz for services rendered in his capacities as Executive Vice President, Chief Financial Officer, Secretary and Treasurer of the Company and Executive Vice President of State Bank during the 1996 fiscal year was approved by the Compensation Committee on December 11, 1995, and represented a 37.4% increase over the salary paid to Mr. Manz with respect to the 1995 fiscal year. Mr. Manz's salary was determined based upon a subjective evaluation of his performance, his contributions to the Company and its subsidiaries, his experience and an analysis of how the Company's compensation of Mr. Manz compared to compensation of individuals holding comparable positions with bank holding companies of similar asset size and the Company's results of operations compared to other bank holding companies of similar size. None of the foregoing factors was assigned a specific weighting when consideration was given to the setting of Mr. Manz's salary.

Bonus Plans

      The Company Bonus Plan has two options for determining the amount payable thereunder and the Company will pay bonuses pursuant to the option which results in the greater amount of bonuses. If the Company makes its budget for a fiscal year, a bonus in the amount of $50,000 is available to be paid to the Chief Executive Officer and a bonus in the amount of $35,000 is available to be paid to the Executive Vice President (at the end of fiscal year 1996, the Company did not have an Executive Vice President). In addition, bonuses in an aggregate amount of up to $120,000 may be paid to the remaining employees of the Company with the amount, if any, of each bonus determined by the Chief Executive Officer of the Company in his sole discretion. Alternatively, if the Company has a return on average assets ("ROAA") greater than the average ROAA of all U.S. bank holding companies of similar asset size ($300 million to $500 million), based on the ROAA of such bank holding companies published in the Federal Reserve Bank Holding Company Performance Report, 30% of the amount by which the Company's ROAA exceeds that of these peer bank holding companies will be paid out in the following manner: (1) the Chief Executive Officer and the Executive Vice President of the Company will receive 50% and 35%, respectively, of the amount available for bonuses, subject to a limit of 75% of their respective base salaries; and (2) bonuses in an aggregate amount of up to 15% of the amount available for bonuses may be paid to the remaining employees of the Company with the amount, if any, of each bonus to be determined by the Chief Executive Officer of the Company in his sole discretion. The time period over which the determination is made of the amount, if any, of bonuses to be paid is the fiscal year of the Company. The determination of the amounts of bonuses to be paid and the payment of such bonuses is made during the first quarter of the next fiscal year. Mr. Williams was paid a bonus in the amount of $50,000 under the Company Bonus Plan with respect to the 1996 fiscal year because the Company made its budget for the 1996 fiscal year. Because Mr. Manz's positions with the Company and its subsidiaries were terminated on September 16, 1996, he did not receive a bonus under the Company Bonus Plan with respect to the 1996 fiscal year.

Additional Compensation Plans

      To enhance the long-term commitment of the officers and employees of the Company and its subsidiaries, the Company adopted the ESOP in 1985, and The Rurban Financial Corp. Savings Plan and Trust (the "Savings Plan") in 1988. Mr. Williams, as well as all officers and employees of the Company and its subsidiaries who meet applicable eligibility criteria, may participate in the ESOP and the Savings Plan.

      Each year, the Company and each of its subsidiaries may contribute an amount in cash and/or common shares of the Company to the ESOP which does not exceed the amount of the annual net profits of the corporation making the contribution. Pro rata allocations of amounts contributed by the Company or one of its subsidiaries are made to the accounts of the participants in the ESOP. The Company and its subsidiaries contributed an aggregate amount of $431,000 to the ESOP with respect to the 1996 fiscal year. As of the date of this Proxy Statement, no determination has been made as to the amount to be allocated to the account of Mr. Williams under the ESOP with respect to the 1996 fiscal year. No ESOP allocation will be made to the account of Mr. Manz for fiscal year 1996, as he was not employed by the Company on December 31, 1996.

      Three types of contributions are contemplated under the Savings Plan: (1) pre-tax elective deferral contributions by each participant in the Savings Plan of a percentage of his or her annual compensation; (2) matching contributions made by the Company or the corporation employing the Savings Plan participant in cash in an amount determined by the Board of Directors of the Company; and (3) qualified rollover contributions by a Savings Plan participant from other qualified plans. The Board of Directors of the Company determined that for 1996, the amount of the matching contributions to be made on behalf of each participant in the Savings Plan would be 50% of the amount of such participant's pre-tax elective deferral contributions, but only upon that portion of his or her pre-tax elective deferral contributions which did not exceed 6% of his or her annual compensation. Matching contributions in the amount of $2,278 and $3,298 were made on behalf of Mr. Williams and Mr. Manz, respectively, to match their respective 1996 pre-tax elective deferral contributions made to the Savings Plan. Mr. Williams was not eligible to participate in the Savings Plan until July of 1996.

Submitted by the Compensation Committee of the Company's Board of Directors:

           JOHN R. COMPO, ROBERT A. FAWCETT, JR., STEVEN D. VANDEMARK
                          AND J. MICHAEL WALZ, D.D.S.


                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Summary of Cash and Certain Other Compensation

      The following table shows, for the last three years, the cash compensation paid by the Company and its subsidiaries, as well as certain other compensation paid or earned for those years, to Thomas C. Williams, the Company's Chief Executive Officer and David E. Manz, the former Executive Vice President, Chief Financial Officer, Secretary and Treasurer of the Company. None of the other executive officers of the Company or its subsidiaries were paid salary and bonus for the 1996 fiscal year in an amount which exceeded $100,000.


                           SUMMARY COMPENSATION TABLE

Name and                                                                 All Other
Principal Position           Year       Salary($)(1)      Bonus($)    Compensation($)(2)
------------------          ------      ------------     ----------   ------------------
Thomas C. Williams,          1996        $141,400        $ 40,500        $ 15,232(3)
President and Chief          1995        $ 67,300        $ 25,000        $    242(3)
Executive Officer of         1994            --              --              --
the Company(4)

                                      -11-

Name and                                                                 All Other
Principal Position           Year       Salary($)(1)      Bonus($)    Compensation($)(2)
------------------          ------      ------------     ----------   ------------------

David E. Manz, Former        1996        $103,505        $ 20,000        $  7,656(5)
Executive Vice               1995        $ 75,000        $ 23,062        $ 15,131(5)
President, Chief             1994        $ 69,900        $ 44,750        $ 22,601(5)
Financial Officer,
Secretary and
Treasurer of the
Company and former
Executive Vice
President of State
Bank (6)

--------------------

(1) "Salary" includes (a) for Mr. Williams, fees received during 1996 and 1995 as a director of the Company and its subsidiaries in the amounts of $16,400 and $2,400, respectively, and (b) for Mr. Manz fees received during 1996, 1995 and 1994 as a director of the Company and its subsidiaries in the amount of $7,350, $5,000 and $4,900, respectively.

(2) All numbers shown for "All Other Compensation" have been rounded to the nearest whole dollar.

(3) "All Other Compensation" for fiscal years 1996 and 1995 includes: (i) a contribution of $2,278 to the Savings Plan on behalf of Mr. Williams to match 1996 pre-tax elective deferral contributions (included under "Salary") made by him to the Savings Plan, (ii) a payment of $12,346 during fiscal year 1996 representing the grossed-up premium for a life insurance policy which Mr. Williams personally owns and (iii) $608 and $242 received by Mr. Williams from the Company during fiscal year 1996 and fiscal year 1995, respectively, as an automobile allowance. The amount to be allocated to the account of Mr. Williams under the ESOP with respect to fiscal year 1996 has not been determined as of the date of this Proxy Statement. Mr. Williams was not eligible to participate in either the Savings Plan or the ESOP during the 1995 fiscal year.

(4) Mr. Williams became President and Chief Executive Officer of the Company on June 12, 1995.

(5) "All Other Compensation" for 1996, 1995 and 1994 includes contributions of $3,298, $2,918 and $3,387, respectively, to the Savings Plan on behalf of Mr. Manz to match 1996, 1995 and 1994 pre-tax elective deferral contributions (included under "Salary") made by him to the Savings Plan and the amount of $80, $50 and $90 which represents the premiums which were paid on behalf of Mr. Manz in 1996, 1995 and 1994, respectively, under a life insurance policy which had a death benefit payable thereunder equal to approximately two times Mr. Manz's annual salary less $50,000. The amounts allocated to the account of Mr. Manz under the ESOP for 1995 and 1994 were $7,782 and $9,540, respectively. No ESOP allocation will be made to the account of Mr. Manz for fiscal year 1996, as he was not employed by the Company on December 31, 1996.

(6) On September 16, 1996, Mr. Manz's services as an officer and director with the Company and with each of the subsidiaries of the Company with which he held a position as an officer and/or director were terminated.

Salary Continuation Agreements

            The Company entered into an Executive Salary Continuation Agreement (the "Williams Agreement") with Thomas C. Williams, President and Chief Executive Officer of the Company, on October 11, 1995. Under the Williams Agreement, if Mr. Williams remains in the continuous employment of the Company until the first December 31st after his 65th birthday (unless by action of the Board of Directors of the Company, his period of active employment with the Company for purposes of the Williams Agreement is shortened or extended), he is to retire as of that date. Upon such retirement, Mr. Williams (and, upon his death, his designated beneficiary) will be entitled to receive an annual benefit equal to 15% of his annual base salary as in effect immediately prior to his retirement in equal monthly installments (of 1/12th of the annual benefit) for a period of 180 months. If Mr. Williams dies while actively employed by the Company prior to his retirement, the Company will pay an annual benefit equal to 15% of his annual base salary as in effect immediately prior to his death in equal monthly installments (of 1/12th of the annual benefit) for a period of 180 months to his designated beneficiary. In the event that Mr. Williams' employment is terminated as a result of his voluntary action, the Williams Agreement will terminate immediately on the date of such termination of employment and the Company will pay to Mr. Williams as severance compensation monthly for fifteen years an amount of money on an annual basis equal to: (a) 5% of Mr. Williams' annual base salary as in effect immediately prior to the date of his termination of employment, if, at the termination date, Mr. Williams is between age 55 and 60; (b) 10% of such annual base salary if, at the termination date, Mr. Williams is between age 60 and 65; and (c) 15% of such annual base salary if (i) at the termination date, Mr. Williams is age 65 or over; (ii) such termination of employment occurs after there has been a change in control of the ownership of the Company; or (iii) such termination of employment occurs after the Company merges or consolidates with another company or organization, permits its business activities to be taken over by another organization, ceases its business activities or terminates its existence. If the Company discharges Mr. Williams for cause, no compensation will be payable to him under the terms of the Williams Agreement. Mr. Williams will not receive any benefits under the Williams Agreement if he engages in any activity that directly or indirectly competes with the Company's interest, within 25 miles of any office of the Company and its subsidiaries existing at the time of his retirement or termination of employment. The payment of the benefits contemplated by the Williams Agreement will be accelerated if, after Mr. Williams' retirement, the leverage capital ratio and/or the risk-based capital ratio of the Company fall below the minimum ratios established by the Company's regulatory authority for well-capitalized bank holding companies and/or the Company fails to have net income in any two successive fiscal years.

Directors' Compensation

      During the 1996 fiscal year, each director of the Company who served the entire year received an annual retainer of $6,000 and each director who served for less than the full year received $500 for each meeting of the Board of Directors attended. For fiscal year 1997, each director of the Company who serves the entire year will receive an annual retainer of $9,000 and each director who serves for less than the full year will receive $750 for each meeting of the Board of Directors attended.

      Mr. Steven D. VanDemark, who serves as the Chairman of Board of Directors of the Company and State Bank, received $12,000 during the 1996 fiscal year for his services as Chairman of the Board of Directors of State Bank. Mr. VanDemark was not compensated for his services as Chairman of the Board of the Company in 1996. During the 1997 fiscal year, Mr. VanDemark will receive $12,000 for his services as Chairman of the Board of the Company. He will not receive compensation for his services as Chairman of the Board of State Bank.

Adoption of the Rurban Financial Corp. Plan to Allow Directors to Elect to Defer Compensation

      On March 12, 1997, the Board of Directors of the Company adopted the Rurban Financial Corp. Plan to Allow Directors to Elect to Defer Compensation (the "Plan"). The purpose of the Plan is to advance the interests of the Company and its shareholders by allowing the directors of the Company and the directors of any of the Company's subsidiaries an opportunity to elect to defer payment of all or a portion of their compensation received for their services as directors. The annual directors' fees to be received by the directors of the Company and the directors of the Company's subsidiaries will not be increased as a result of the adoption of the Plan.

      The Plan is administered by the Board of Directors of the Company. Subject to the express provisions of the Plan, the Board has sole discretion and authority to determine from time to time the individuals eligible to participate in the Plan.

      Each director of the Company and its subsidiaries is eligible to participate in the Plan by electing to defer the receipt of all or a portion of the compensation to be received by such director or otherwise payable to him during any calendar year. At the time that a director first elects to defer compensation, the Company will establish an account ("Account") in such director's name and all deferred compensation will be credited to such director's Account. At the end of each calendar year, the account of the director shall be allocated an amount of interest equal to the rate determined by the Board of Directors for such year, in its discretion, multiplied by the weighted average of such director's Account balance during such year, and such amount of interest shall then be credited to the director's Account.

      In the event that a director's service to the Company or any subsidiary of the Company, as the case may be, is terminated for any reason, such director will be entitled to receive a distribution (a "Distribution") from the Company for the amount then credited to such director's Account. A Distribution to a director for the amount credited to such director's Account may be made in cash either in a lump sum or in approximately equal annual installments over a period of ten years. Each director will be allowed to suggest his preferred method of Distribution; however, the Board shall have the ultimate discretion in determining the actual method of Distribution. Directors who receive a Distribution from the Plan in installment payments, shall, each year, earn interest on any undistributed amounts credited to such director's Account as of the last day of each calendar year at a rate equal to the prime rate offered by the Company on the first day of that year.

      Any Distribution received by a director under the Plan will be treated as ordinary income for federal income tax purposes at the time that such director receives the Distribution.

      The Board of Directors may amend or terminate the Plan at any time, without the consent of any director of the Company or any director of any of the Company's subsidiaries.

                                PERFORMANCE GRAPH

      Set forth on the following page is a line graph comparing the yearly percentage change in the Company's cumulative total shareholder return on its common shares with an index for the NASDAQ Stock Market (U.S. Companies) comprised of all domestic common shares traded on the NASDAQ National Market System and the NASDAQ Small-Cap Market and an index for NASDAQ Bank Stocks comprised of all depository institutions (SIC Code #602) and holding and other investment companies (SIC Code #671) that are traded on the NASDAQ National Market System and the NASDAQ Small-Cap Market ("NASDAQ Bank Stocks"), for the five-year period ended December 31, 1996.



Performance graph is omitted.  It is represented by the following table:



                 Comparison of Five-Year Cumulative Total Return
       Rurban Financial Corp., NASDAQ Bank Stocks, and NASDAQ Stock Market
                                (U.S. Companies)


                        1991      1992      1993      1994      1995      1996
                       ------    ------    ------    ------    ------    ------

Rurban Financial Corp.  $100    $122.05   $156.61    $225.88   $287.80   $304.32
NASDAQ Bank Stocks      $100     145.55    165.99     165.39    246.32    325.60
NASDAQ Stock Market     $100     116.38    133.60     130.59    184.67    227.16
   (U.S. Companies)


___________________
     Return based on $100 invested on December 31, 1991 and the reinvestment of dividends.

     Return includes the 5% stock dividend paid on January 31, 1997; All market values used in determining the return have been restated for stock splits and stock dividends.

                    [This page is intentionally left blank.]

                              PROPOSED AMENDMENT OF
                    AMENDED ARTICLES AND AMENDED REGULATIONS
                      TO ELIMINATE CUMULATIVE VOTING IN THE
                              ELECTION OF DIRECTORS

                                (Item 2 on Proxy)

Introduction

      The Board of Directors is requesting, and unanimously recommends, that the shareholders approve certain amendments to the Amended Articles and the Amended Regulations of the Company that would eliminate cumulative voting in the election of directors. The text of the proposed amendments to the Amended Articles and the Amended Regulations to eliminate cumulative voting in the election of directors is set forth in the resolutions attached to this Proxy Statement as Exhibit A. Adoption of the proposal to eliminate cumulative voting may involve disadvantages to the shareholders by making it more difficult for a minority shareholder to elect a person as a director of the Company. Shareholders are urged to read carefully the following descriptions of the proposed amendments.

      The amendments are permitted under Ohio law. This proposal is not in response to any effort of which the Board of Directors is aware by a shareholder or group of shareholders to gain representation for their specific interests on the Board of Directors or to accumulate common shares or to secure control of the Company.

Existing Provisions in the Amended Articles and the Amended Regulations

      The proposed amendments to the Amended Articles and the Amended Regulations to eliminate cumulative voting in the election of directors may have certain anti-takeover effects discussed below. In addition, the Amended Articles and the Amended Regulations of the Company presently contain several other provisions which may be deemed to have certain anti-takeover effects. These include (a) the classification of the Board of Directors of the Company into three classes of directors so that each director serves for three years, with one class being elected each year; (b) the requirement that shareholder nominations for election to the Board of Directors be in writing and delivered or mailed to the Secretary of the Company within the timeframes specified in the Company's Regulations; (c) the requirement of the affirmative vote of not less than 80% of the voting power of the Company entitled to vote thereon, unless recommended by at least 2/3 of the whole authorized number of directors of the Company, in order to (i) adopt new or amended articles or regulations, (ii) approve certain mergers, certain consolidations, certain share issuances and certain asset sales, leases or exchanges, (iii) approve the dissolution of the Company and (iv) fix or change the number of directors by action of the shareholders; (d) the requirement of the affirmative vote of at least 4/5 of the outstanding common shares entitled to vote thereon, in addition to any other vote required by law or the Amended Articles of the Company, as a condition of specified Business Combinations (as defined in Article TENTH of the Amended Articles), except in cases in which certain price criteria and procedural requirements are satisfied; (e) the requirement of the affirmative vote of at least 2/3 of the whole authorized number of directors of the Company in order to fix or change the number of directors or to fill a vacancy in the directors by action of the directors; (f) the requirement of the affirmative vote of at least 4/5 of the outstanding voting power of the Company to fill a vacancy in the directors by action of the shareholders; (g) the requirement that holders of shares entitling them to exercise not less than 80% of the voting power of the Company vote in favor of the removal of a director from office; and (h) the requirement of the written consent of all of the shareholders in order to amend the Amended Regulations by an action in writing without a meeting. In addition to these specific provisions of the Amended Articles and Amended Regulations, the Company, in 1985, adopted the ESOP. Other than the proposals set forth in this Proxy Statement, the Board of Directors has no present intention of soliciting a shareholder vote on any other proposal which may be viewed as having an anti-takeover effect.

Elimination of Cumulative Voting

      Prior to July 24, 1986, Ohio law required cumulative voting in the election of directors if requested by a shareholder. In cumulative voting, the number of votes given a shareholder in the election of directors equals the number of common shares held by such shareholder times the number of directors to be elected. A shareholder, in his sole discretion, may cast all votes for a single director or distribute them among the nominees. With cumulative voting, it is possible for holders of a minority of shares to elect one or more board members, even though the holders of a majority of shares opposes their election. To elect these directors, the minority shareholders would cumulate their votes and cast them for a select number of directors (fewer than the total number of directors to be elected).

      Ohio Revised Code Section 1701.69 requires that the Company state to the shareholders that the elimination of cumulative voting will do both of the following: (A) PERMIT A MAJORITY OF THE VOTING POWER OF THE COMPANY IN THE ELECTION OR REMOVAL OF DIRECTORS TO ELECT OR REMOVE EVERY DIRECTOR AND (B) TO PRECLUDE A MINORITY OF THE VOTING POWER OF THE COMPANY IN THE ELECTION OR REMOVAL OF DIRECTORS FROM ELECTING OR PREVENTING THE REMOVAL OF ANY DIRECTOR. While this statement is accurate with respect to the effect of the Company eliminating cumulative voting in the election of directors, it is not completely accurate with respect to the removal of one or more of the Company's directors. This is because Section 2.04 of the Company's Amended Regulations currently provides that one or more directors can only be removed from office by the affirmative vote of the holders of at least 80% of the voting power of the Company. Thus, regardless of whether the proposal to eliminate cumulative voting in the election of directors is adopted by the shareholders, any one or more of the Company's directors may only be removed from office by the affirmative vote of the holders of at least 80% of the voting power of the Company.

      Other possible disadvantages to the shareholders resulting from the elimination of cumulative voting could include, but would not be limited to, the following: (a) shareholders may not be able to receive a premium price for their common shares based upon the voting power which those common shares represent to a prospective purchaser or to benefit from temporary market fluctuations reflecting common share acquisitions by persons attempting to acquire control through market purchases; and (b) the accomplishment of a business combination or election of a "minority director" may be rendered more difficult even though certain of the shareholders may believe such events to be desirable and beneficial.

      Ohio law was amended in 1986 to permit the articles of an Ohio corporation to be amended by its shareholders to eliminate cumulative voting in the election of directors.

Recommendation and Vote

      The Board of Directors recommends that the shareholders adopt the amendment to the Amended Articles of the Company to eliminate cumulative voting in the election of directors and the related amendments to the Amended Regulations (a) to delete in its entirety Section 1.10 of Article ONE, which Section deals with cumulative voting; and (b) to delete the reference in Section
2.04 of Article TWO to cumulative voting. The proposed resolutions which the Board of Directors recommends that the shareholders adopt are attached as Exhibit A to this Proxy Statement.

      During the past two years management of the Company has considered whether it would be beneficial to eliminate cumulative voting in the election of directors. During consultations with the Company's legal counsel and with its investment bankers, the Company's management determined that the existence of cumulative voting was not beneficial to the Company and to the Company's shareholders as a whole.

        The Board of Directors does not consider cumulative voting to be in the best interests of the Company or its shareholders. The Board of Directors strongly believes that for a board to work effectively for all of the shareholders, each director should feel a responsibility to the shareholders as a whole and not to any special group of minority shareholders. Cumulative voting could result in a relatively small number of shares being responsible for the election of one or more directors whose loyalty could be primarily directed to the interests of the minority group responsible for such election, rather than to the Company and all its shareholders. Moreover, to the extent that a minority shareholder who is interested in a hostile takeover of the Company gains representation on the Board, this could render it more difficult for the Board of Directors to effectively combat proposals which a majority of the members of the Board believe are not in the best interests of all of the Company's shareholders.

      In order for the Company's corporate records to be consistent, the proposal recommended by the Board of Directors also amends the Amended Regulations (a) by deleting in its entirety Section 1.10 of Article ONE, which Section deals with cumulative voting; and (b) by deleting the reference in
Section 2.04 of Article TWO to cumulative voting. Section 1.10 of Article ONE of the Amended Regulations deals with cumulative voting rights in the election of directors. Section 2.04 of Article TWO of the Amended Regulations deals generally with the removal of directors and includes a reference to cumulative voting. If the Amended Articles are amended to eliminate cumulative voting in the election of directors, the reference in Section 2.04 of Article TWO of the Amended Regulations to cumulative voting and Section 1.10 of Article ONE of the Amended Regulations would be of no force or effect. Accordingly, the Board of Directors believes that corresponding amendments must be made to both Sections of the Amended Regulations to delete any reference to cumulative voting. Present
Section 1.11 and Section 1.12 of the Amended  Regulations would be renumbered as
Section 1.10 and Section 1.11, respectively.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RESOLUTIONS ATTACHED TO THIS PROXY STATEMENT AS EXHIBIT A TO AMEND THE AMENDED ARTICLES AND THE AMENDED REGULATIONS TO ELIMINATE CUMULATIVE VOTING IN THE ELECTION OF DIRECTORS.

      UNDER ARTICLE SIXTH OF THE AMENDED ARTICLES, THE AFFIRMATIVE VOTE OF THE HOLDERS OF SHARES ENTITLING THEM TO EXERCISE NOT LESS THAN A MAJORITY OF THE VOTING POWER OF THE COMPANY IS REQUIRED TO ADOPT THE PROPOSED AMENDMENTS TO THE AMENDED ARTICLES AND THE AMENDED REGULATIONS. As of March 23, 1997, the Company's executive officers and directors, together with participants in the ESOP, held approximately 18% of the Company's common shares and voting power. If the amendment is approved, it will become effective upon the filing of a Certificate of Amendment to the Company's Amended Articles with the Ohio Secretary of State, which is expected to be accomplished as promptly as practicable after such approval is obtained. Unless otherwise directed, the persons named in the enclosed proxy will vote the common shares represented by all proxies received prior to the Annual Meeting, and not properly revoked, in favor of the proposed amendments to the Amended Articles and the Amended Regulations. The effect of an abstention or broker non-vote with respect to this proposal is the same as a "no" vote.

                     PROPOSAL TO APPROVE THE ADOPTION OF THE
                    RURBAN FINANCIAL CORP. STOCK OPTION PLAN

                                (Item 3 on Proxy)

      On March 12, 1997, the Board of Directors of the Company adopted, subject to approval by the shareholders, the Rurban Financial Corp. Stock Option Plan (the "Stock Option Plan") for directors and officers of the Company and its subsidiaries (the "Key Employees"). The Stock Option Plan authorizes the granting of (i) incentive stock options ("ISOs") as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) non-qualified stock options ("NQSOs") and (iii) stock appreciation rights ("SARs") (ISOs, NQSOs and SARs are sometimes referred to collectively herein as "Awards"). The purpose of the Stock Option Plan is to encourage Key Employees to acquire or increase and retain a financial interest in the Company, to remain in the service of the Company, and to put forth maximum efforts for the success of the Company, and to enable the Company and its subsidiaries to compete effectively for the services of potential employees and directors by furnishing an additional incentive to join the service of the Company and its subsidiaries. The Stock Option Plan also provides an incentive to Key Employees of the Company and its subsidiaries to put forth a maximum effort to increase the value of the Company's common shares, because, as more fully described below, under the Stock Option Plan, the exercise price of the options cannot be less than the fair market value of the common shares on the date the options are granted.

      As of the date of this Proxy Statement, no determination has been made regarding the identity of the Key Employees to whom Awards may be granted under the Stock Option Plan or the kinds of Awards or numbers of common shares to be subject to Awards that will be granted to such Key Employees. The Company currently estimates that 60 Key Employees of the Company and its subsidiaries will be eligible to be granted Awards under the Stock Option Plan.

      The following is a brief summary of the material features of the Stock Option Plan. This summary is qualified in its entirety by reference to the full text of the Stock Option Plan, a copy of which is attached to this Proxy Statement as Exhibit B.

Summary of Operation of the Stock Option Plan

  ADMINISTRATION OF THE STOCK OPTION PLAN

      The Stock Option Plan will be administered by the Compensation Committee of the Board of Directors which, together with the Board of Directors, has the authority to determine, among other things, the Key Employees to whom Awards will be granted under the Stock Option Plan and the terms and conditions of such Awards. The Compensation Committee consists of three members of the Board of Directors of the Company who are "non-employee directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These members of the Compensation Committee are John R. Compo, Robert A. Fawcett, Jr. and J. Michael Walz, D.D.S. In addition, Steven D. VanDemark, the Chairman of the Board of the Company and State Bank also serves on the Compensation Committee.

  GRANTS OF OPTIONS; LIMITATIONS

  ISOs and NQSOs (together, "Options") may be granted under the Stock Option for terms of up to, but not exceeding, ten years from the date of grant. The actual period of exercise for each Option is determined by the Compensation Committee. No Awards may be granted under the Stock Option Plan after the tenth anniversary of the effective date of the Stock Option Plan, which is March 12, 1997. ISOs may only be granted to employees of the Company or any of the Company's subsidiaries, as the case may be.

      In the case of ISOs, the aggregate fair market value of the common shares of the Company with respect to which ISO's are exercisable for the first time by an optionee (an "Optionee") during any calendar year may not exceed $100,000. The aggregate fair market value of the common shares subject to the ISOs shall be determined by the Compensation Committee or the Board of Directors as of the date of grant. If the aggregate fair market value of the common shares subject to any such ISO's which are exercisable for the first time by an Optionee during any calendar year exceeds $100,000, the portion of the ISO's exceeding $100,000 shall be treated as NQSO's.

  EXERCISE OF OPTIONS; TERMINATION

      Under the Stock Option Plan, an Option may be exercised in whole or in part and from time to time by delivering to the Company a written notice of intent to exercise such Option. The vesting schedule for all Options granted under the Stock Option Plan will be determined by the Compensation Committee or the Board of Directors and will be set forth in the respective Stock Option Agreement relating to such Options.

      If an Optionee's status as a director or as an employee of the Company or any of the Company's subsidiaries, as the case may be, terminates for any reason, other than his retirement, death or disability (as determined by the Compensation Committee), before the date of expiration of NQSOs and SARs held by such Optionee, such NQSOs and SARs shall become null and void on the date of such termination. An Optionee who terminates his employment, but retains his status as a director, is not considered terminated for purposes of the Stock Option Plan.

      If an Optionee dies before the expiration of any NQSOs and SARs held by such Optionee, such NQSOs and SARs shall terminate on the earlier of (i) the date of expiration of the NQSOs and SARs or (ii) one year following the date of the Optionee's death. The executor or administrator or personal representative of the estate of a deceased Optionee, or the person or persons to whom a NQSO and SAR granted hereunder shall have been validly transferred by the executor or the administrator or the personal representative of the Optionee's estate, shall have the right to exercise the Optionee's NQSOs and SARs.

      If an Optionee becomes totally disabled before the expiration of NQSOs and SARs held by the Optionee, such NQSOs and SARs shall terminate on the earlier of
(i) the date of expiration of the NQSOs and SARs or (ii) one year following the date of the Optionee's termination of service due to disability.

      In the case of ISOs, if an Optionee's status as an employee of the Company terminates for any reason, other than retirement, death or disability, before the date of expiration of the ISOs held by such Optionee, such ISOs become null and void on the date of such termination. If an Optionee's employment with the Company terminates due to retirement or death, the ISO's held by such Optionee terminate on the earlier of (i) the date of the expiration of the ISO or (ii) three months following such termination of employment. For an Optionee who terminates employment with the Company due to disability, as defined in Section 22(e)(3) of the Code, the three month period specified in the prior sentence is extended to one year.

      In addition, upon the earlier of (i) an Optionee's 65th birthday, (ii) the approval by the shareholders of the Company of an agreement to merge or consolidate the Company with or into another entity where the Company is not the surviving entity, (iii) an agreement to sell or otherwise dispose of all or substantially all of the Company's assets (including a plan of liquidation),
(iv) the approval by the shareholders of the Company of an agreement to merge or consolidate the Company with or into another entity where the Company is the surviving entity, pursuant to which more than 50% of the Company's issued and outstanding common shares have been transferred or (v) the expiration of a tender offer or exchange offer (other than an offer by the Company) pursuant to which more than 30% of the Company's issued and outstanding common shares have been purchased, all Options granted to such Optionee become fully exercisable in accordance with the terms of the Stock Option Plan.

  OPTION EXERCISE PRICE

      The exercise price of the common shares of the Company subject to each Option shall not be less than the fair market value of the common shares on the date the Option is granted. The aggregate fair market value of the common shares subject to the Options shall be determined on the date of grant by the Compensation Committee or the Board of Directors. The option price for each ISO granted to an Optionee, who directly or indirectly owns stock possessing more than 10% of the total combined voting power of all classes of common shares of the Company, may not be less than 110% of the fair market value of a single common share of the Company.

  PAYMENT OF EXERCISE PRICE

      Payment of the exercise price may be made by check payable to the Company or by delivery of common shares of the Company having a fair market value equal to the exercise price of the Option, or a combination thereof, equal in the aggregate to the option price for the common shares being purchased. Each Option will provide for appropriate arrangements for the satisfaction of all tax withholding requirements applicable to the exercise of such Option. "Appropriate arrangements" may include the right of the Company to receive transfers of already-owned common shares from the Award holder or to deduct or withhold common shares from transfer to the Award holder in such amount as the Compensation Committee deems appropriate.

  STOCK APPRECIATION RIGHTS

      The Compensation Committee may, in its discretion, grant SARs to Optionees at the same time as such Optionees are awarded Options under the Stock Option Plan. Each SAR issued under the Stock Option Agreement must relate to a specific Option and must be awarded to an Optionee concurrently with the grant of such Option. The number of SARs granted to an Optionee shall be equal to a proportion of the number of common shares of the Company that the Optionee is entitled to receive pursuant to the corresponding Option under the Stock Option Plan. Because each SAR is parallel to an Option, the exercise by an Optionee of all or a portion of any Options will cause an equal exercise of the same proportion of SARs granted under the Stock Option Plan.

      Each SAR entitles the Optionee to the excess of the fair market value of a single common share of the Company on the exercise date over the fair market value of a single common share on the date the SAR is granted. The total appreciation available to an Optionee from any exercise of SARs is to be equal to the number of SARs being exercised times the amount of appreciation per SAR. The total appreciation available to an Optionee from an exercise of Stock Appreciation Rights shall be paid in a single lump sum payment in cash.

  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

      The Stock Option Plan authorizes the granting of Awards with respect to a maximum of 200,000 common shares. The number of common shares available for Awards under the Stock Option Plan and subject to outstanding Awards will be adjusted upward or downward, as the case may be, in the event of any merger, consolidation, recapitalization, reclassification, split-up, combination of shares, stock dividend or other similar transaction affecting common shares of the Company. The exercise price of an outstanding Award may also be adjusted in the event of any such transaction. If any Option or SAR or a portion thereof is terminated without having been exercised, the common shares of the Company subject to the portion of such Option or SAR not so exercised will be available for subsequent grants under the Stock Option Plan. If the shareholders of the Company approve the Stock Option Plan, the Board of Directors will reserve up to 200,000 common shares of the Company for issuance under the Stock Option Plan.

  AMENDMENT AND TERMINATION

      The Board of Directors of the Company may terminate, amend or modify the Stock Option Plan in whole or in part. However, the Board may not amend the Stock Option Plan, without shareholder approval, if such shareholder approval is required (a) to satisfy the requirements of Section 16(b) under the Exchange Act; (b) to satisfy applicable requirements of the Code; or (c) to satisfy applicable requirements of any securities exchange on which are listed any of the Company equity securities. In addition, if any provisions of the Stock
Option Plan cause the Stock Option Plan to violate any applicable law, rule or government regulation or to be considered null and void, such noncomplying provisions will be severed from the Stock Option Plan.

Federal Income Tax Matters

      Based on current provisions of the Code and the existing regulations thereunder, the anticipated federal income tax consequences in respect of ISOs, NQSOs and SARs are as described below. The following discussion is not intended to be a complete statement of applicable law and is based upon the federal income tax laws as in effect on the date hereof.

  ISOS
      An Optionee who is granted an ISO does not recognize taxable income either on the date of grant or on the date of exercise. However, upon the exercise of an ISO, the difference between the fair market value of the common shares of the Company received and the option price paid is a tax preference item potentially subject to the alternative minimum tax. However, on the later sale or other disposition of the common shares, generally, only the difference between the fair market value of the common shares on the exercise date and the amount realized on the sale or disposition is includable in alternative minimum taxable income.

      Upon disposition of common shares acquired from exercise of an ISO, long-term capital gain or loss is generally recognized in an amount equal to the difference between the amount realized on the sale or disposition and the exercise price. However, if the Optionee disposes of the common shares within two years of the date of grant or within one year from the date of the transfer of the common shares to the Optionee (a "Disqualifying Disposition"), then the Optionee will recognize ordinary income, as opposed to capital gain, at the time of disposition. In general, the amount of ordinary income recognized will be equal to the lesser of (i) the amount of gain realized on the disposition, or
(ii) the difference between the fair market value of the common shares received on the date of exercise and the exercise price. Any remaining gain or loss is treated as a short-term or long-term capital gain or loss, depending upon the period of time the common shares have been held.

      The Company is not entitled to a tax deduction upon either exercise of an ISO or disposition of common shares acquired pursuant to such exercise, except to the extent that an Optionee recognizes ordinary income in a Disqualifying Disposition.

      If the holder of an ISO pays the exercise price, in whole or in part, with previously acquired common shares, the exchange should not effect the ISO tax treatment of the exercise. Upon such exchange, and except as otherwise described herein, no gain or loss is recognized by the Optionee upon delivering previously acquired common shares to the Company for payment of the exercise price. The common shares received by the Optionee, equal in number to the previously acquired common shares exchanged therefor, will have the same basis and holding period for long-term capital gain purposes as the previously acquired common shares. The Optionee, however, will not be able to utilize the prior holding period for the purpose of satisfying the ISO statutory holding period requirements. Common shares received by the Optionee in excess of the number of previously acquired common shares will have a basis of zero and a holding period which commences as of the date the common shares are transferred to the Optionee upon exercise of the ISO. If the exercise of an ISO is affected using common shares previously acquired through the exercise of an ISO, the exchange of such previously acquired common shares will be considered a disposition of such common shares for the purpose of determining whether a Disqualifying Disposition has occurred.

  NQSOS

      An Optionee receiving an NQSO does not recognize taxable income on the date of grant of the NQSO, provided that the NQSO does not have a readily ascertainable fair market value at the time it is granted. In general, the Optionee must recognize ordinary income at the time of exercise of the NQSO in the amount of the difference between the fair market value of the common shares of the Company on the date of exercise and the option price. The ordinary income received will constitute compensation for which tax withholding generally will be required. The amount of ordinary income recognized by an Optionee will be deductible by the Company in the year that the Optionee recognizes the income if the Company complies with the applicable withholding requirement.

      If the sale of the common shares could subject the Optionee to liability under Section 16(b) of the Exchange Act, the Optionee generally will recognize ordinary income only on the date that the Optionee is no longer subject to such liability in an amount equal to the fair market value of the common shares on such date less the option price. Nevertheless, the Optionee may elect under
Section 83(b) of the Code within 30 days of the date of exercise to recognize ordinary income as of the date of exercise, without regard to the restrictions of Section 16(b).

      Common shares acquired upon exercise of an NQSO will have a tax basis equal to their fair market value on the exercise date or other relevant date on which ordinary income is recognized, and the holding period for the common shares generally will begin on the date of exercise or such other relevant date. Upon subsequent disposition of the common shares, the Optionee will recognize long-term capital gain or loss if the Optionee has held the common shares for more than one year prior to disposition, or short-term capital gain or loss if the Optionee has held the common shares for one year or less.

      If an Optionee pays the exercise price with respect to an NQSO, in whole or in part, with previously acquired common shares, the Optionee will recognize ordinary income in the amount by which the fair market value of the common shares received exceeds the exercise price. The Optionee will not recognize gain or loss upon delivering such previously acquired common shares to the Company. Common shares received by an Optionee, equal in number to the previously acquired common shares exchanged therefor, will have the same basis and holding period as such previously acquired common shares. Common shares received by an Optionee in excess of the number of such previously acquired common shares will have a basis equal to the fair market value of such additional common shares as of the date ordinary income is recognized. The holding period for such additional common shares will commence as of the date of exercise or such other relevant date.

  SARS

      A participant is not taxed upon the grant of SARs. Rather, participants will generally be taxed upon the exercise date, at ordinary income tax rates, on the amount of cash received and the fair market value of any common shares received. However, if the sale of common shares could subject a participant to liability under Section 16(b) of the Exchange Act, such participant generally will not recognize ordinary income with respect to such common shares until the participant is no longer subject to such liability, at which time the participant will recognize ordinary income in an amount equal to the fair market value of the common shares on such date.

Recommendation and Vote

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE THE ADOPTION OF THE RURBAN FINANCIAL CORP. STOCK OPTION PLAN, WHICH IS ATTACHED AS EXHIBIT B TO THIS PROXY STATEMENT.

      UNDER ARTICLE SIXTH OF THE AMENDED ARTICLES, THE AFFIRMATIVE VOTE OF THE HOLDERS OF SHARES ENTITLING THEM TO EXERCISE NOT LESS THAN A MAJORITY OF THE VOTING POWER OF THE COMPANY IS REQUIRED TO APPROVE THE ADOPTION OF THE RURBAN FINANCIAL CORP. STOCK OPTION PLAN. As of March 23, 1997, the Company's executive officers and directors, together with participants in the ESOP, held approximately 18% of the Company's common shares and voting power. Unless otherwise directed, the persons named in the enclosed proxy will vote the common shares represented by all proxies received prior to the Annual Meeting, and not properly revoked, in favor of the proposal to approve the adoption of the Rurban Financial Corp. Stock Option Plan. The effect of an abstention or broker non-vote with respect to this proposal is the same as a "no" vote.


                            SHAREHOLDER PROPOSALS FOR
                               1998 ANNUAL MEETING

      Any qualified shareholder who desires to present a proposal for consideration at the 1998 Annual Meeting of Shareholders must submit the proposal in writing to the Company. If the proposal is received by the Company on or before November 28, 1997, and otherwise meets the requirements of applicable state and federal law, it will be included in the proxy statement and form of proxy of the Company relating to its 1998 Annual Meeting of Shareholders.

                           NOTIFICATION OF APPOINTMENT
                             OF INDEPENDENT AUDITORS

      The Board of Directors of the Company has appointed the firm of Crowe, Chizek and Company LLP to serve as independent auditors for the Company for the 1997 fiscal year. That firm has served as independent auditors for the Company since 1988. The Board of Directors expects that representatives of Crowe, Chizek and Company LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                                  OTHER MATTERS

      As of the date of this Proxy Statement, the Board of Directors knows of no other business to be presented for action by the shareholders at the 1997 Annual Meeting of Shareholders other than as set forth in this Proxy Statement. However, if any other matter is properly presented at the Annual Meeting, or at any adjournment(s) thereof, it is intended that the persons named as proxies in the enclosed proxy may vote the common shares represented by such proxy on such matters in accordance with their best judgment in light of the conditions then prevailing.

      IT IS IMPORTANT THAT PROXIES BE VOTED AND RETURNED PROMPTLY. EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE FILL IN, DATE, SIGN AND
RETURN THE PROXY PROMPTLY USING THE ENCLOSED SELF-ADDRESSED ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON IF YOU WISH TO DO SO.


April 2, 1997                             By Order of the Board of Directors,


                                          Thomas C. Williams, President
                                          and Chief Executive Officer

                             RURBAN FINANCIAL CORP.
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 28, 1997

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned holder(s) of common shares of Rurban Financial Corp. (the "Company") hereby constitutes and appoints Thomas C. Williams and Richard C. Warrener, or either of them, the Proxy or Proxies of the undersigned, with full power of substitution, to attend the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held on Monday, April 28, 1997, at the offices of The State Bank and Trust Company, 401 Clinton Street, Defiance, Ohio at 7:00 p.m., local time, and any adjournment(s) thereof, and to vote all of the common shares of the Company which the undersigned is entitled to vote at such Annual Meeting or at any adjournment(s) thereof:

1.   To elect three directors to serve for terms of three years each.

      _____FOR election as directors of the       _____WITHHOLD AUTHORITY
           Company of all the nominees                 to vote for all of the
           listed below (except as marked              nominees listed below.
           to the contrary below.)*

       Richard Z. Graham         J. Michael Walz         Thomas C. Williams

      *(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list above.)

2. To approve the proposed amendments to the Amended Articles and the Amended Regulations of the Company to eliminate cumulative voting in the election of directors. The proposed resolutions to amend the Amended Articles and the Amended Regulations are described in the accompanying Proxy Statement and are attached to the Proxy Statement as Exhibit A.

            ____FOR              ____AGAINST              ____ABSTAIN

3. To approve the adoption of the Rurban Financial Corp. Stock Option Plan (the "Stock Option Plan"). The Stock Option Plan is described in the accompanying Proxy Statement and is attached to the Proxy Statement as Exhibit B.

            ____FOR              ____AGAINST              ____ABSTAIN

4.   In their  discretion,  the Proxies are  authorized  to vote upon such other
     matters  as  may   properly   come   before  the  Annual   Meeting  or  any
     adjournment(s) thereof.


      (Continued, and to be executed and dated on the reverse side hereof.)

                             (Continued from front.)


      WHERE A CHOICE IS INDICATED, THE COMMON SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED OR NOT VOTED AS SPECIFIED. IF NO CHOICE IS INDICATED, THE COMMON SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED IN ITEM NO. 1 AS DIRECTORS OF THE COMPANY, FOR PROPOSAL NO. 2 AND FOR PROPOSAL NO. 3. IF ANY OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT(S) THEREOF OR IF A NOMINEE FOR ELECTION AS A DIRECTOR NAMED IN THE PROXY STATEMENT IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, THE COMMON SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON SUCH MATTERS OR FOR SUCH SUBSTITUTE NOMINEE(S) AS THE DIRECTORS MAY RECOMMEND.

      All proxies previously given or executed by the undersigned are hereby revoked. The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement for the April 28, 1997 meeting and the Annual Report to Shareholders for the fiscal year ended December 31, 1996.

                                    Dated: _______________________________, 1997


                                    ____________________________________________
                                    Signature of Shareholder(s)


                                    ____________________________________________
                                    Signature of Shareholder(s)

                                    Please  sign  exactly  as your name  appears
                                    hereon. When common shares are registered in
                                    two names,  both  shareholders  should sign.
                                    When  signing  as  executor,  administrator,
                                    trustee, guardian, attorney or agent, please
                                    give full title as such. If shareholder is a
                                    corporation,  please sign in full  corporate
                                    name  by  President   or  other   authorized
                                    officer.  If  shareholder  is a partnership,
                                    please   sign   in   partnership   name   by
                                    authorized person. (Please note any change of address on this proxy.)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF RURBAN FINANCIAL CORP. IT IS IMPORTANT THAT PROXIES BE VOTED AND RETURNED PROMPTLY. EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE FILL IN, DATE, SIGN AND
RETURN THE PROXY PROMPTLY USING THE ENCLOSED SELF-ADDRESSED ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON IF YOU WISH TO DO SO.

                                    EXHIBIT A

              RESOLUTIONS TO AMEND THE AMENDED ARTICLES AND AMENDED
          REGULATIONS OF RURBAN FINANCIAL CORP. TO ELIMINATE CUMULATIVE
                       VOTING IN THE ELECTION OF DIRECTORS

     RESOLVED, that the Amended Articles of Rurban Financial Corp. shall be amended by the addition of Article TWELFTH in the following form:

     TWELFTH: Shareholders shall have no right to vote cumulatively in the election of directors.

     FURTHER RESOLVED, that the Amended Regulations of Rurban Financial Corp. be amended by (1) deleting in its entirety present Section 1.10 of Article ONE, (2) renumbering present Sections 1.11 and 1.12 of the Amended Regulations as Sections 1.10 and 1.11, respectively, and (3) deleting present Section 2.04 of Article TWO in its entirety and by substituting in its place new Section 2.04 of Article TWO in the following form:

     Section 2.04. Removal. A director or directors may be removed from office, with or without assigning any cause, only by the vote of the holders of shares entitling them to exercise not less than eighty percent (80%) of the voting power of the corporation entitling them to elect directors in place of those to be removed. In case of any such removal, a new director may be elected at the same meeting for the unexpired term of each director removed. Failure to elect a director to fill the unexpired term of any director removed shall be deemed to create a vacancy in the board.

                                    EXHIBIT B

                             RURBAN FINANCIAL CORP.
                                STOCK OPTION PLAN


                                    ARTICLE I
                                   Definitions

Section 1.1 Definitions: As used herein, the following terms shall have the meaning set forth below, unless the context clearly requires otherwise:

     (a) "Applicable Event" shall mean (i) the expiration of a tender offer or exchange offer (other than an offer by the Company) pursuant to which more than 30% of the Company's issued and outstanding Stock has been purchased, or (ii) the approval by the shareholders of the Company of an agreement to merge or consolidate the Company with or into another entity where the Company is not the surviving entity, an agreement to sell or otherwise dispose of all or substantially all of the Company's assets (including a plan of liquidation), or the approval by the shareholders of the Company of an agreement to merge or consolidate the Company with or into another entity where the Company is the surviving entity, pursuant to which more than 50% of the Company's issued and outstanding Stock has been transferred.

     (b) "Committee" shall mean a Committee consisting of the members of the Board of Directors of the Company, who are not employees of the Company.

     (c) "Company" shall mean Rurban Financial Corp. and any subsidiary of the Rurban Financial Corp.

     (d) "Director" shall mean a member of the Board of Directors of the Company.

     (e) "Effective Date" with respect to the Plan shall mean the date specified in Section 2.3 as the Effective Date.

     (f) "Employee" shall mean any person, including an executive officer, who is employed by the Company.

     (g) "Fair Market Value" with respect to a share of Stock shall mean the fair market value of the Stock, as determined by application of such reasonable valuation methods as the Committee shall adopt or apply. The Committee's determination of Fair Market Value shall be conclusive and binding on the Company and the Optionee. The Committee shall take into account the valuation performed for the employee stock ownership plan (ESOP) maintained for the benefit of the employees of the Company.

     (h) "Option" shall mean an option to purchase Stock granted pursuant to the provisions of the Plan. Options granted under the Plan shall be either Nonqualified Stock Options or Incentive Stock Options. An Incentive Stock Option shall mean an Option to purchase shares of Stock which is designated as an Incentive Stock Option by the Committee and is intended to meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended. A Nonqualified Stock Option shall mean an Option to purchase shares of Stock which is not an Incentive Stock Option.

     (i) "Optionee" shall mean a Director, officer or Employee of the Company to whom an Option has been granted.

     (j) "Plan" shall mean the Rurban Financial Corp. Stock Option Plan, the terms of which are set forth herein and in any amendment which may be made hereto.

     (k) "Plan Year" shall mean the twelve-month period beginning on the Effective Date, and each twelve-month period thereafter beginning on the anniversary date of the Effective Date.

     (l) "Stock" shall mean the common shares of Rurban Financial Corp. or, in the event that the outstanding shares of Stock are changed into or exchanged for different shares or securities of Rurban Financial Corp. or some other entity, such other shares or securities.

     (m) "Stock Appreciation Right" or "SAR" shall mean a right to receive cash in an amount equal to the excess of the Fair Market Value of a share of Stock on the exercise date over the Fair Market Value of a share of Stock on the date the Stock Appreciation Right is granted pursuant to the provisions of the Plan.

     (n) "Stock Option Agreement" shall mean the agreement between the Company and the Optionee under which the Optionee may purchase Stock pursuant to the terms of the Plan.

     (o) "Subsidiary" shall mean "subsidiary corporation" as defined in Section 424 (f) of the Internal Revenue Code of 1986, as amended.


                                   ARTICLE II
                                    The Plan

Section 2.1 Name. This Plan shall be known as the "Rurban Financial Corp. Stock Option Plan."

Section 2.2 Purpose. The purpose of the Plan is to advance the interests of the Company and its shareholders by affording to Directors and officers of the Company an opportunity to acquire or increase their proprietary interest in the Company by the grant to such persons of Options under the terms set forth herein. By encouraging such persons to become owners of the Company, the Company seeks to attract, motivate, reward and retain those highly competent individuals upon whose judgment, initiative, leadership and efforts are key to the success of the Company.

Section 2.3 Effective Date and Termination of Plan. The Plan was approved by the affirmative vote of the Board of Directors of Rurban Financial Corp. and became effective on March 12, 1997; provided, however, that, if the Plan is not approved by the shareholders of Rurban Financial Corp. within twelve (12) months following such adoption, the Plan and all outstanding Options and Stock Appreciation Rights, if any, shall be deemed null and void and shall be of no force or effect. No Options or Stock Appreciation Rights granted under the Plan may be exercised prior to approval of the Plan by the shareholders of Rurban Financial Corp. This Plan shall terminate upon the earliest of (a) March 12, 2007; or (b) the date on which all Stock available for issuance under the Plan has been issued pursuant to the exercise of Options granted hereunder or with respect to which payments have been made upon the exercise of Stock Appreciation Rights or other rights; or (c) the determination of the Board of Directors of Rurban Financial Corp. that the Plan shall terminate. No Options or Stock

Appreciation Rights may be granted under the Plan after such termination date, provided that the Options and Stock Appreciation Rights granted and outstanding on such date shall continue to have force and effect in accordance with the provisions of the documents evidencing such Options and Stock Appreciation Rights.

                                   ARTICLE III
                                 Administration

Section 3.1 Administration.

     (a) The Plan shall be administered by the Committee. Subject to the express provisions of the Plan, the Committee shall have sole discretion and authority to determine from time to time the individuals to whom Options or SARs may be granted, the number of shares of Stock to be subject to each Option, the period during which each Option or SAR may be exercised and the price at which each Option or SAR may be exercised.

     (b) Meetings of the Committee shall be held at such times and places as shall be determined from time to time by the Committee. A majority of the members of the Committee shall constitute a quorum for the transaction of business. The vote of a majority of the members of the Committee shall decide any question brought before the meeting. In addition, the Committee may take any action otherwise proper under the Plan by the execution of a written action, taken without a meeting, and signed by all of the members of the Committee.

     (c) All questions of interpretation and application with respect to the Plan or Options or SARs granted thereunder shall be subject to the determination, which shall be final and binding, of a majority of the whole Committee.

     (d) In addition, the Committee shall have the sole discretion and authority to determine whether an Option shall be an Incentive Stock Option or a Nonqualified Stock Option, or both types of Options, provided that Incentive Stock Options may be granted only to persons who are Employees of the Company.

     (e) Notwithstanding any provision contained herein, a grant of an Option to a Director of the Company must be approved by the full Board of Directors or the Committee, provided the Committee is comprised of "non-employee directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation, as the Board of Directors of the Company may from time to time designate.

     (f) Each person who is or shall have been a member of the Committee or of the Board of Directors of the Company shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of judgment in any such action, suit or proceeding against him; provided that he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person may be entitled under the Company's articles of incorporation or regulations, as a matter of law, or otherwise, or any power that the Company may have to indemnify him or hold him harmless.

Section 3.2 Company Assistance. The Company shall supply full and timely information to the Committee on all matters relating to eligible Employees, their employment, death, retirement, disability or other termination of employment and such other pertinent facts as the Committee may require. The Company shall furnish the Committee with such clerical and other assistance as is necessary in the performance of its duties.

                                   ARTICLE IV
                                    Optionees

Section 4.1 Eligibility. Directors and officers of the Company shall be eligible to participate in the Plan. The Committee may grant Options and/or Stock Appreciation Rights to any eligible individual subject to the provisions of Sections 3.1(e) and 5.1

                                    ARTICLE V
                         Shares of Stock Subject to Plan

Section 5.1 Grant of Options and Limitations.

     (a) Grant of Options. The Committee or the Board of Directors shall designate the Key Employees eligible to receive Options and/or Stock Appreciation Rights, the number of Options and/or SARs to be received by such Key Employees and the number of shares of Stock subject to such Options and SARs.

     (b) Stock Available for Options. Subject to adjustment pursuant to the provisions of Section 10.4 hereof, the aggregate number of shares of Stock with respect to which Options and Stock Appreciation Rights may be granted during the term of the Plan shall not exceed 200,000. Shares with respect to which Options and Stock Appreciation Rights may be granted may be either authorized and unissued shares or shares issued and thereafter acquired by the Company.

     (c) Incentive Stock Options. In the case of an Incentive Stock Option, the aggregate Fair Market Value of the shares of Stock (under all plans of the Company), with respect to which such Options are exercisable for the first time by an Optionee during any calendar year may not exceed $100,000. The aggregate Fair Market Value of the shares is determined at the date of grant. Such Options that exceed $100,000 shall be treated as Nonqualified Stock Options.

Section 5.2 Options Under the Plan. Shares of Stock with respect to which an Option granted hereunder shall have been exercised shall not again be available for grant hereunder. If Options granted hereunder shall expire, terminate or be canceled for any reason without being wholly exercised, new Options may be granted hereunder covering the number of shares of Stock to which such Option's expiration, termination or cancellation relates.

                                   ARTICLE VI
                                     Options

Section 6.1 Option Grant and Agreement. Each Option granted hereunder shall be evidenced by minutes of a meeting or the written consent of all of the members of the Committee and by a written Stock Option Agreement dated as of the date of grant and executed by the Company and the Optionee. The Stock Option Agreement shall set forth such terms and conditions as may be determined by the Committee consistent with the Plan.

Section 6.2 Option Price. The exercise price of the Stock subject to each Option shall not be less than the Fair Market Value of the Stock on the date the Option was granted. The option price for each Incentive Stock Option granted to an optionee, who directly or indirectly owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, may not be less than 110% of the Fair Market Value of the Stock. Section 6.3 Option Grant and Exercise Periods. No Option may be granted after the tenth anniversary of the Effective Date. The period for exercise of each Option shall be determined by the Committee, but in no instance shall such period extend beyond the tenth anniversary of the date of grant of the Option. The period of exercise for each Incentive Stock Option granted to an Optionee, who directly or indirectly owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, may not be more than 5 years from the date of grant of the Option.

Section 6.4 Option Exercise.

     (a) The Company shall not be required to sell or issue shares under any Option if the issuance of such shares shall constitute or result in a violation of the Optionee or the Company of any provisions of any law, statute or regulation of any governmental authority. Specifically, in connection with the Securities Act of 1933 (the "Act"), upon exercise of any Option, the Company shall not be required to issue such shares unless the Committee has received evidence satisfactory to it to the effect that registration under the Act and applicable state securities laws is not required, unless the offer and sale of securities under the Plan is registered or qualified under the Act and applicable state laws. Any determination in this connection by the Committee shall be final, binding and conclusive. If shares are issued under any Option without registrations under the Act or applicable state securities laws, the Optionee may be required to accept the shares subject to such restrictions on transferability as may, in the reasonable judgment of the Committee, be required to comply with exemptions from registrations under such laws. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Act or applicable state securities laws. The Company shall not be obligated to take any other affirmative action in order to cause the exercise of an Option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority.

     (b) Subject to Section 6.4(c) and such terms and conditions as may be determined by the Committee in its sole discretion upon the grant of an Option, an Option may be exercised in whole or in part (but with respect to whole shares only) and from time to time by delivering to the Company at its principal office written notice of intent to exercise the Option with respect to a specified number of shares.

     (c) Options shall be exercisable according to respective vesting schedules set forth in each Stock Option Agreement as determined by the Committee or the Board of Directors.

          Provided, however, that upon the earlier of (i) the Optionee's 65th birth date, (ii) the occurrence of an Applicable Event, (iii) the death of the Optionee or (iv) total disability, all Options granted to the Optionee shall be fully exercisable in accordance with terms of the Plan. For purposes of this paragraph, an Optionee is totally disabled if he is receiving disability benefits under the Social Security Act as the result of a total and permanent disability, or is determined to be totally disabled under any long-term disability plan sponsored by the Company.

          At the discretion of the Committee, all or a portion of Options previously granted to a Optionee can be amended to reduce the vesting schedule or immediately 100% vest such Options.


     (d) Subject to such terms and conditions as may be determined by the Committee in its sole discretion upon grant of any Option, payment for the shares to be acquired pursuant to exercise of the Option shall be made as follows:

          (1) By delivering to Rurban Financial Corp. at its principal office a check payable to the order of Rurban Financial Corp., in the amount of the Option price for the number of shares of Stock with respect to which the Option is then being exercised; or

          (2) By delivering to Rurban Financial Corp. at its principal office certificates representing Stock, duly endorsed for transfer to Rurban Financial Corp., having an aggregate Fair Market Value as of the date of exercise equal to the amount of the Option price, for the number of shares of Stock with respect to which the Option is then being exercised; or

          (3)  By any combination of payments  delivered  pursuant to paragraphs
               (d)(1) and (d)(2) above.

Section 6.5 Rights as Shareholder. An Optionee shall have no rights as a shareholder with respect to any share of Stock subject to such Option prior to the exercise of the Option and the purchase of such shares of Stock.

Section 6.6 Limited Rights. Within the earlier of (i) the occurrence of an Applicable Event, or (ii) 30 days following the date on which the Company obtains knowledge of and notifies an Optionee of an Applicable Event, an Optionee shall have the right (without regard to the limitation on the exercise of Options set forth in Section 6.4(c) of the Plan and similar limitations in the Stock Option Agreement) to exercise Options then held, or to surrender unexercised Options in exchange for a cash amount. Such cash amount shall be equal to the product of (1) the number of shares of Stock subject to the Option, or portion thereof which is surrendered, multiplied by (2) the amount by which the highest price paid or to be paid per share of Stock, pursuant to an Applicable Event, exceeds the exercise price.

                                   ARTICLE VII
                           Stock Appreciation Rights

Section 7.1 Stock Appreciation Rights. The Board of Directors may, upon recommendation of the Committee, grant Stock Appreciation Rights to Optionees at the same time as such Optionees are awarded Options under the Plan. Such Stock Appreciation Rights shall be evidenced by an agreement in such form as the Committee shall from time to time approve. Such agreements shall comply with, and be subject to, the following terms and conditions:

     (a) Grant. Each Stock Appreciation Right shall relate to a specific Option under the Plan and shall be awarded to an Optionee concurrently with the grant of such Option. The number of Stock Appreciation Rights granted to an Optionee shall be equal to a proportion of the number of shares of Stock that the Optionee is entitled to receive pursuant to the Plan.

     (b) Grant of Parallel Award. Since each Stock Appreciation Right is parallel to an Option, the exercise of all or a portion of the Options shall cause an equal exercise of the same proportion of Stock Appreciation Rights granted under the Plan. A Stock Appreciation Right can only be exercisable in conjunction with the exercise of the parallel Option.

     (c) Calculation of Appreciation. Each Stock Appreciation Right shall entitle an Optionee to the excess of the Fair Market Value of a share of Stock on the exercise date over the Fair Market Value of a share of Stock on the date the Stock Appreciation Right was granted. The total appreciation available to an Optionee from any exercise of Stock Appreciation Rights shall be equal to the number of Stock Appreciation Rights being exercised times the amount of appreciation per Stock Appreciation Right.

     (d) Payment of Appreciation. The total appreciation available to an Optionee from an exercise of Stock Appreciation Rights shall be paid in a single lump sum payment in cash.

     (e) Exercise Limitations. An Optionee may exercise a Stock Appreciation Right only in conjunction with the exercise of the Option to which the Stock Appreciation Right is attached. Stock Appreciation Rights may be exercised only at such times and by such persons as may exercise Options under the Plan.

                                  ARTICLE VIII
                       Amendment and Modification of Plan

     (a) Section 8.1 Amendment. The Board of Directors of the Company may from time to time amend or modify or make such changes in and additions to this Plan as it may deem desirable, without further action on the part of the shareholders of the Company except as such shareholder approval may be required (a) to satisfy the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation; (b) to satisfy applicable requirements of the Internal Revenue Code of 1986, as amended; or (c) to satisfy applicable requirements of the Nasdaq Stock Market or any securities exchange on which are listed any of the Company's equity securities. No such action to amend the Plan shall reduce the then-existing number of Options or Stock Appreciation Rights granted to any Employee or adversely change the terms and conditions thereof without such Employee's consent.

                                   ARTICLE IX
                                   Withholding

Section 9.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold an amount sufficient to satisfy Federal, state and local taxes required by law to be withheld with respect to any grant, exercise, or payment made under or as a result of the Plan. At the discretion of the Committee, an Optionee may be permitted to pay to the Company the withholding amount in the form of cash or previously owned Shares. If payment of the withholding amount is made by delivery of shares of Stock, the value of the shares of Stock delivered shall equal the Fair Market Value of the shares of Stock on the day preceding the date of exercise of the Option.

Section 9.2 Share Withholding. With respect to tax withholding required upon exercise of Options, an Optionee may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold shares of Stock having a Fair Market Value on the date the tax is to be determined equal to an amount sufficient to satisfy Federal, state and local taxes. If the Optionee is a "reporting person" under
Section 16(a) of the Securities Exchange Act of 1934, as amended, then any withholding shall comply with Rule 16b-3(e) thereunder.

                                    ARTICLE X
                                  Miscellaneous

Section 10.1 Transferability. During the Optionee's lifetime, any Option or Stock Appreciation Right may be exercised only by the Optionee or any guardian or legal representative of the Optionee, and the Option shall not be transferable except, with respect to both Nonqualified Stock Options and Incentive Stock Options, in the case of the death of the Optionee, by will or the laws of descent and distribution, and with respect to Nonqualified Stock Options (i) as specifically permitted by and solely to the extent permitted in the Stock Option Agreement, or (ii) to an immediate family member, a partnership consisting solely of immediate family members, or trusts for the benefit of immediate family members.

Section 10.2 Designation of Beneficiary. An Optionee may file a written designation of a beneficiary who is to receive any Stock and/or cash. Such designation of beneficiary may be changed by the Optionee at any time by written notice to the Company. Upon the death of an Optionee and upon receipt by the Company of proof of identity and the existence of a beneficiary at the time of the Optionee's death validly designated by the Optionee under the Plan, the Company shall deliver such Stock and/or cash to such beneficiary. In the event of the death of an Optionee in the absence of a beneficiary validly designated under the Plan who is living at the time of such Optionee's death, the Company shall deliver such Stock and/or cash to the executor or the administrator of the estate of the Optionee, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Stock and/or cash to the spouse or to any one or more dependents of the Optionee as the Company may designate. No beneficiary shall, prior to the death of the Optionee by whom he has been designated, acquire any interest in the Stock and/or cash credited to the Optionee under the Plan.

Section 10.3 Effect of Termination of Employment or Death.

     (a) If an Optionee's status as a Director or as an Employee of the Company terminates for any reason, other than his retirement, death or disability, before the date of expiration of Nonqualified Stock Options and Stock Appreciation Rights held by such Optionee, such Nonqualified Stock Options and Stock Appreciation Rights shall become null and void on the date of such termination. An Optionee who terminates employment with the Company, but retains his status as a Director is not considered terminated for purposes of this Section
          10.3. The date of such termination shall be the date the Optionee ceases to be both a Director and an Employee of the Company.

     (b) If an Optionee dies before the expiration of Nonqualified Stock Options and Stock Appreciation Rights held by the Optionee, such Nonqualified Stock Options and Stock Appreciation Rights shall terminate on the earlier of (i) the date of expiration of the Nonqualified Stock Options and Stock Appreciation Rights or (ii) one year following the date of the Optionee's death. The executor or administrator or personal representative of the estate of a deceased Optionee, or the person or persons to whom a Nonqualified Stock Option and Stock Appreciation Right granted hereunder shall have been validly transferred by the executor or the administrator or the personal representative of the Optionee's estate, shall have the right to
          exercise   the   Optionee's   Nonqualified   Stock  Option  and  Stock
          Appreciation  Rights.  To the  extent  that  such  Nonqualified  Stock

          Options and Stock Appreciation Rights would otherwise by exercisable under the terms of the Plan and the Optionee's Stock Option Agreement and Stock Appreciation Right Agreement, such exercise may occur at any time prior to the termination date specified in this paragraph.

     (c) If an Optionee becomes totally disabled before the expiration of Nonqualified Stock Options and Stock Appreciation Rights held by the Optionee, such Nonqualified Stock Options and Stock Appreciation Rights shall terminate on the earlier of (i) the date of expiration of the Nonqualified Stock Options and Stock Appreciation Rights or (ii) one year following the date of the Optionee's termination of service due to disability.

     (d) In the case of Incentive Stock Options, if an Optionee's status as an Employee of the Company terminates for any reason, other than disability, before the date of expiration of Incentive Stock Options held by such Optionee, such Incentive Stock Options shall become null and void on the date of such termination. If an Optionee's employment with the Company terminates due to retirement or death, an Incentive Stock Option shall terminate on the earlier of (i) the date of the expiration of the Incentive Stock Option or (ii) three months following such termination of employment. For an Optionee who terminates employment with the Company due to disability, as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended, the three month period specified in the prior sentence shall become one year.

Section 10.4 Antidilution. The provisions of subsections (a) and (b) shall apply in the event that the outstanding shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company or another entity by reason of any merger, consolidation, reorganization, recapitalization, reclassification, combination, stock split or stock dividend.

     (a) The aggregate number and kind of shares of Stock subject to Options and Stock Appreciation Rights which may be granted hereunder shall be adjusted appropriately.

     (b) Where dissolution or liquidation of the Company or any merger or combination in which Rurban Financial Corp. is not a surviving company is involved, each outstanding Option and Stock Appreciation Right granted hereunder shall, subject to Section 6.6, terminate.

The foregoing adjustments and the manner of application of the foregoing provisions shall be determined solely by the Committee and any such adjustment may provide for the elimination of fractional share interests.

Section 10.5 Application of Funds. The proceeds received by the Company from the sale of Stock pursuant to Options shall be used for general corporate purposes.

Section 10.6 Tenure. Nothing in the Plan or in any Option or Stock Appreciation Right granted hereunder or in any Stock Option Agreement or Stock Appreciation Right Agreement relating thereto shall confer upon any Director, or upon any officer or Employee, the right to continue in such position with the Company.

Section 10.7 Other Compensation Plans. The adoption of the Plan shall not affect any other stock option or incentive or other compensation plans in effect for the Company, nor shall the Plan preclude the Company from establishing any other forms of incentive or other compensation for Directors, officers or Employees of the Company.

Section 10.8 No Obligation to Exercise Options. The granting of an Option or Stock Appreciation Right shall impose no obligation upon the Optionee to exercise such Option or Stock Appreciation Right.

Section 10.9 Plan Binding on Successors. The Plan shall be binding upon the successors and assigns of the Company.

Section 10.10 Compliance with Section 16. If the Company has a class of equity securities registered under Section 12 of the Securities Exchange Act of 1934, as amended, transactions under the Plan are intended to comply with all applicable conditions of Rule 16B-3 or its successors under the Securities Exchange Act of 1934, as amended. To the extent that any transaction or action by the Committee fails to so comply, the Committee may amend the Plan and the terms of any outstanding Option, and any action of the Committee which fails to comply shall be deemed void to the extent permitted by law and deemed advisable by the Committee.

Section 10.11 Distribution of Stock - Securities Restrictions. The Company may require an Optionee receiving shares of Stock pursuant to any Option under the Plan to represent to and agree with the Company in writing that the Optionee is acquiring the shares for investment without a view to distribution thereof. No shares of Stock shall be issued or transferred pursuant to an Option unless such issuance or transfer complies with all relevant provisions of law, including but not limited to, the (i) limitations, if any, imposed in the state of issuance or transfer, (ii) restrictions, if any, imposed by the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, and (iii) requirements of the Nasdaq Stock Market or any stock exchange upon which the Company's shares may then be listed. The certificates for such shares of Stock may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

Section 10.12 Singular, Plural Gender. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine.

Section 10.13 Headings, Etc., No Part of Plan. Headings of Articles and Sections hereof are inserted for convenience of reference; they constitute no part of the Plan.

Section 10.14 Governing Law. Except as otherwise required by law, the validity, construction and administration of this Plan shall be determined under the Laws of the State of Ohio.

Signed this 12th day of March, 1997.



          RURBAN FINANCIAL CORP.

      By: /s/ Steven D. VanDemark
          _________________________________________
          Chairman of the Board of Directors